                                                                   EXHIBIT 3.101


                        READ CAREFULLY THE INSTRUCTIONS
                        -------------------------------


                          AGREEMENT OF INCORPORATION
            (See Arts. 2-9, both incl., of c. 31, also c. 33, Code,
                for provisions regarding certain corporations.)

I.   The undersigned agree to become a corporation by the name of (1)

                           LOW VOLATILE COALS, INC.

     (1) The name of the corporation shall contain one of the words "association," "company," "corporation," "club," "incorporated," "society," "union," or "syndicate," or one of the abbreviations, "co." "inc."; but no name shall be assumed already in use by another existing corporation of this State, or by a foreign corporation lawfully doing business in this State, or so similar thereto, in the opinion of the Secretary of State, as to lead to confusion.

     II. The principal Office or Place of Business of said Corporation will be located at (1) No. Rt. 87, Box 72, in the (2) village of Shady Springs, West Virginia in the County of Raleigh and State of West Virginia. Its chief works will be located (3) in Fireco, West Virginia.

     (1) Insert number and name of street if in a city having street numbers, if not, strike out.

     (2)  Erase the word "city," "town" or "village," leaving the one required.

     (3) Give location of chief works; if at the same place as principal office or place of business, say "Its chief works will be located at the same place." If there be no chief works, say "Said corporation will have no chief works." If chief works are in West Virginia, give name of magisterial district and county in which they are or will be located. In case of oil well, gas well, or prospecting companies, and other like companies, where the chief works will be shifting, and in cases of companies that will have chief works, or works at different points in this State, say "chief works will be located in ______________ district, in __________ county. State of West Virginia and elsewhere in said State." If chief works are not to be in West Virginia, then it is only necessary to give the name of the State or county in which they will be located.

     III.  The objects for which this Corporation is formed are as follows:

(Please type double space if not sufficient room here to cover this point add one or more sheets of paper of this size.)

          1. To mine, develop, work and operate coal mines, coal lands and coal property, and to carry on the business of coal mining and processing in all of its branches and all methods of production now known or hereafter developed, including, but not limited to, deep mining, punch mining, strip mining and auger mining, and the manufacturing of all coal products and by-products.
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                                                                               2



          2. To acquire, purchase, lease, hold, operate, mortgage, exchange and sell, and trade and deal in, real property of every kind, including, but not limited to, coal lands.

          3. To engage in the business of buying and selling coal and products of coal, and to sell on commission and to act as broker in the sale or purchase of coal.

          4. To purchase, lease or otherwise acquire such personal property, rights, easements, permits and franchises as may be lawfully purchased, leased or acquired.

          5. To make, perform and carry out contracts of every kind pertaining to the purposes of this corporation, and for any lawful purpose necessary and expedient to carry out the purposes of this corporation.

          6. To borrow and raise money upon bonds, notes and other negotiable or transferable instruments, and to secure the same by deeds of trust, pledges or otherwise.

          7. To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms, or individuals.

          8. To do or perform any and all other lawful acts in furtherance of any of the aforesaid corporate purposes, or any other lawful purpose which the said corporation may elect to undertake.
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                                                                               3

          WE, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of West Virginia do make and file this Agreement; and we have accordingly hereunto set our respective hands this 23rd day of April, 1962.


                                        All the incorporators must sign below.


                                        /s/Lewis Meadows
                                        --------------------------------------
                                                      Lewis Meadows


                                        /s/Helen Meadows
                                        --------------------------------------
                                                      Helen Meadows


                                        /s/Charles Meadows
                                        --------------------------------------
                                                      Charles Meadows
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                                                                               4

                                  CERTIFICATES

          The agreement must be acknowledged by all the incorporators who signed it, before the president of a county court, a justice of the peace, notary, recorder, prothonotary or clerk of any court, within the United States, etc., and such acknowledgements certified by the officer before whom they were made, and his seal affixed if not in West Virginia. Acknowledgements taken in a foreign country must be certified under the official seal of any ambassador, minister plenipotentiary, minister resident, charge d'affaires, consul general, consul, deputy consul, etc., appointed by the government of the United States to any foreign town or corporation therein, etc. -- Code, c. 39, Art. 1, (S) 3.]

State of West Virginia County of Raleigh, to wit:

          I, _______________________, a Notary Public in and for the County and State aforesaid, hereby certify that Lewis Meadows, Helen Meadows and Charles L. Meadows
(Names of all incorporators must be inserted in this space by official taking acknowledgements)

whose names are signed to the foregoing agreement bearing date on the 23rd day of April, 1962, this day personally appeared before me in my said county and severally acknowledged their signature to the same.

          Given under my hand and official seal this 23 day of April, 1962.


                                                              [Executed]
                                                       ----------------------
                                                                 Notary Public

     My Commission expires on the 29 day of November, 1972.

     IV. The amount of the total authorized capital stock of said corporation shall be Five Thousand ($5,000.00) dollars, which shall be divided into 50 shares of the par value of One Hundred ($100.00) dollars each.

          Use space below for statement as to stock without par value, or where more than one class of stock is to be issued, or one or more series within a class, and as to any designations, powers, etc., as provided in subdivision (d),
(S) 6. art 1. c. 31., Code.

          In the case of a corporation not organized for profit and not authorized to issue capital stock, a statement to that effect shall be set forth together with a statement as to the conditions of membership. Code 33-1-6(d).
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                                                                               5

          The amount of capital stock with which it will commence business is One Thousand Dollars ($1,000.00) (shall not be less than one thousand dollars) being Ten (10) shares One Hundred Dollars ($100.00) each.

     V. The names and post office addresses of the incorporators and the number of shares of stock subscribed for by each are as follows:

                (The number of incorporators to be not less than three as to stock, nor less than five as to nonstock corporations.)


=============================================================================

                                                        NO. OF
                                                        SHARES      TOTAL
                     P.O.            NO. OF SHARES     PREFERRED    NO. OF
     NAME(5)      ADDRESS (6)        COMMON STOCK       STOCK       SHARES

-----------------------------------------------------------------------------
    Lewis          Shady                  8                            8
    Meadows        Springs,
                   West Virginia
-----------------------------------------------------------------------------

    Helen          Shady                  1                            1
    Meadows        Springs,
                   West Virginia
-----------------------------------------------------------------------------

    Charles        Shady                  1                            1
    L.             Springs,
    Meadows        West Virginia
-----------------------------------------------------------------------------


     VI.  The existence of this corporation is to be perpetual.

     VII. For any additional provisions desired and which are authorized by law, see Art. 1, c. 31, Code. Also set forth number of acres of land desired to be held in West Virginia, if such number be above 10,100 acres, pursuant to (S) 75, Art. 12, c. 11 Code. If more space is required, add one or more sheets of paper this size.
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                                                                               6

          I, Lewis Meadows, President of "Low Volatile Coals, Inc.", a corporation created, organized and existing under and by virtue of the laws of the State of West Virginia, do hereby certify to the Secretary of State of the State of West Virginia that at a special meeting of the stockholders of Low Volatile Coals, Inc., duly held at the law offices of Sayre and Sayre, Room 613 Raleigh County Bank Building, Beckley, West Virginia, on the 5th day of May, 1965, at 7:30 o'clock, P.M., pursuant to a waiver of notice of said meeting, signed by all the stockholders of this corporation, as provided by the bylaws of the corporation and the laws of the State of West Virginia, at which meeting all of the issued and outstanding shares of the common capital stock of said corporation entitled to vote at such meeting was represented in person, the following resolutions were duly and regularly adopted and passed, to wit:

               "RESOLVED, That the authorized capital of Low Volatile Coals, Inc. be increased from fifty (50) shares of the par value of One Hundred Dollars ($100.00) each to four thousand (4000) shares of the par value of $100.00 each, so that the authorized capital stock of said corporation shall be Four Hundred Thousand Dollars ($400,000.00)."

               "RESOLVED, That the principal office and place of business of Low Volatile Coals, Inc., a corporation, be moved and changed from Route 87, Box 72, Shady Springs, Raleigh County, West Virginia, to the Office Building of Vecellio & Grogan Incorporated, on the Crab Orchard Road, Beckley, Raleigh County, West Virginia."

               "RESOLVED, That the charter of this corporation with respect to the objects for which this corporation is formed be amended to include the following:

               "To purchase, acquire, held and dispose of stocks, bonds and other obligations, including judgments, interest, accounts or debts of any corporation, domestic or foreign, owning or controlling any articles which are or might be or become useful in the business of this corporation, and to purchase, acquire, held and dispose of stocks, bonds, or other obligations, including judgments, interests, accounts or debts of any corporation, domestic or foreign, engaged in a business similar to that of this corporation.'"

          Given under my hand as President of Low Volatile Coals, Inc. and the corporate seal of said corporation this the 5th day of May, 1965.


                                        /s/Lewis Meadows
                                        -------------------------------------
                                        President of Low Volatile Coals, Inc.


(Corporate Seal)
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                                                                               8


          THIS AGREEMENT OF MERGER, dated the 6th day of October, 1967, by and between LOW VOLATILE COALS, INC., a corporation organized and existing under the laws of the State of West Virginia, and the undersigned Directors thereof, parties of the first part, and STERLING SMOKELESS COAL COMPANY, a corporation organized and existing under the laws of the State of West Virginia, and the undersigned Directors thereof, parties of the second part;

          WHEREAS, Low Volatile Coals, Inc. is a corporation duly organized and existing under the laws of the State of West Virginia, having been incorporated on the 25th day of April, 1962, and has an authorized capital stock of Four Hundred Thousand Dollars ($400,000.00), consisting of four thousand (4000) shares of common stock of the par value of One Hundred Dollars ($100.00) each, all of which stock is issued and outstanding; and

          WHEREAS, Sterling Smokeless Coal Company is a corporation duly organized and existing under the laws of the State of West Virginia, having been incorporated on the 18th day of November, 1926, and has an authorized capital stock of Two Hundred Eighty Thousand Dollars ($280,000.00), consisting of twenty-eight hundred (2800) shares of common stock of the par value of One Hundred Dollars ($100.00 each, all of which stock is issued and outstanding; and

          WHEREAS, the board of directors of each of said corporations deems it advisable for the general welfare and advantage of said corporations, and their respective stockholders, that Sterling Smokeless Coal Company merge with and into Low Volatile Coals, Inc.; and that Low Volatile Coals, Inc. merge into itself Sterling Smokeless Coal Company; and
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                                                                               9

          WHEREAS, the board of directors of each of said constituent corporations deems it for the best interests and welfare of both constituent corporations that the name of the surviving corporation, Low Volatile Coals, Inc., be changed from Low Volatile Coals, Inc. to Sterling Smokeless Coal
Company: and

          WHEREAS, the board of directors of each of said constituent corporations has determined that the principal office of the surviving corporation, with the changed name from Low Volatile Coals, Inc. to Sterling Smokeless Coal Company, will be in the Office Building of Vecellio & Grogan Incorporated, on the Crab Orchard Road, Beckley, Raleigh County, West Virginia; and

          WHEREAS, the board of directors of each of said constituent corporations has determined that the chief works of the surviving corporation with the changed name from Low Volatile Coals, Inc. to Sterling Smokeless Coal Company will be located at Whitby, Raleigh County, West Virginia; and

          WHEREAS, the board of directors of each of the constituent corporations has approved this merger;

          NOW, THEREFORE, in consideration of the premises and the payment of the sum of One Dollar ($1.00) by each of the parties to the other in hand paid, and of the mutual provisions, conditions, covenants and grants herein contained, the parties hereto hereby agree, in accordance with the provisions of the Code of West Virginia, Chapter 31, Article 1, Section 63, that Low Volatile Coals, Inc. hereby merges into itself Sterling Smokeless Coal Company, and, likewise, said Sterling Smokeless Coal Company shall be, and hereby is, merged into Low Volatile Coals, Inc. with Low VolatiLe Coals, Inc. as the surviving corporation (as hereinafter defined). Sterling Smokeless Coal Company and Low Volatile

Coals, Inc. are hereafter sometimes referred to as the "Constituent Corporations"; the corporation which shall survive the merger is sometimes hereinafter referred to as the "Surviving Corporations"; and the date on which the Constituent Corporations shall so become said single corporation is hereinafter sometimes referred to as the "effective date of this Agreement". It is hereby agreed by and between the parties hereto that the terms and conditions of said merger and the mode of carrying the same into effect shall be the same as those set forth in the following Articles FIRST to FIFTEENTH inclusive.

          FIRST: Except as herein otherwise specifically set forth, the identify, existence, objects, powers, rights, privileges, purposes, franchises and immunities of Low Volatile Coals, Inc. shall continue unaffected and unimpaired by the merger, and the corporate identity, objects, powers, rights, privileges, purposes, franchises and immunities of Sterling Smokeless Coal Company shall be merged into Low Volatile Coals, Inc., and Low Volatile Coals, Inc. shall be fully vested therewith. The organization of Sterling Smokeless Coal Company, except insofar as it may be continued by statute, shall cease as soon as this Agreement shall become effective, and thereupon Low Volatile Coals, Inc. and Sterling Smokeless Coal Company shall become a single corporation, to wit, Low Volatile Coals, Inc., one of the parties hereto, which shall survive such merger and shall continue as the Surviving Corporation to exist under and be governed by the laws of the State of West Virginia.

          SECOND: The name of the Surviving Corporation, Low Volatile Coals, Inc., a corporation, shall be changed from Low Volatile Coals, Inc., a corporation, to Sterling Smokeless Coal Company, a corporation.

          THIRD: The principal office of the Surviving Corporation with the changed name from Low Volatile Coals, Inc. to Sterling Smokeless Coal Company, will be in the

Office Building of Vecellio & Grogan Incorporated, on the Crab Orchard Road, Beckley, Raleigh County, West Virginia.

          FOURTH: The chief works of the Surviving Corporation with the changed name from Low Volatile Coals, Inc. to Sterling Smokeless Coal Company will be located at Whitby, Raleigh County, West Virginia.

          FIFTH: The objects, powers, rights, privileges and purposes of the Surviving Corporation, with such change in name, shall include the following:

               To purchase, own, hold, lease, sublease, sell, mortgage, convey, and otherwise acquire and dispose of, coal mines, coal lands, coal properties, oil, gas and other minerals and mining rights, and other real estate; to own, operate and conduct deep coal mines, strip coal mines, and to do a general coal mining business; to engage in the mining of coal by all lawful methods of mining coal, including strip mining, auger mining, web mining, punch mining, wagon mining, conveyor mining, and all other methods for the mining and removal of coal; to mine, prepare, distribute, sell and generally deal in coal and other minerals and their by-products; to manufacture and sell coke and its by-products; to act as agent and broker for coal and other fuel, and to make contracts with individuals and corporations with reference to handling and selling their coal, and on such terms as may be agreed upon; to buy and sell merchandise at wholesale and retail and conduct general retail merchandise stores, and otherwise trade in goods, wares and merchandise of every class and description; to own, operate and maintain all necessary tracks, sidetracks and tramroads as may be necessary and convenient to carry on all business herein authorized; to own, operate and maintain electrical lighting plant, machinery and appliances and to purchase or otherwise acquire electrical current or power from any manufacturer thereof for the purpose of carrying on the several things or enterprises herein authorized; to buy, own, build, operate, sell, lease, sublease, and otherwise acquire and dispose of tipples, processing plants, storage silos, powder magazines, shops, storehouses, warehouses, docks, piers and all buildings and structures necessary to the carrying on such business as is herein authorized; to buy, own, build, operate, sell, lease, sublease, and otherwise acquire and dispose of tenement houses, dwelling houses, and all other buildings and structures appurtenant thereto; and to do all things generally that may be necessary or convenient in connection with the operation and conduct of any of the aforesaid lines of business.

               To purchase, own, hold, lease, sublease, sell, mortgage, convey, and otherwise acquire and dispose of, oil and gas lands, and rights and mining rights pertaining thereto; to own, develop, lease, sublease, sell, dispose of, operate and conduct drilling operations and all other works necessary for the exploration, production, storage, distribution, transportation and sale of oil and gas and their by-products; to lay and operate pipe lines, and to do all things generally that may be necessary or convenient in connection with the operation and conduct of any of the aforesaid lines of business.

               To purchase, own, hold, lease, sublease, and sell timber and timber lands, and to cut, log and manufacture into lumber and other products of such timber and to buy and sell lumber and other products of timber at wholesale and retail; to own, lease, construct and operate railroads, tramroads, and all other roads, needful or expedient to the business of the corporation; to acquire, own, sell, lease, sublease and operate saw mills and planing mills, together with all other kinds of machinery, equipment and appliances of every kind and character for the manufacturing of timber, lumber and other products therefrom, and to do all things generally that may be necessary or convenient in connection with the manufacture of timber into lumber and other products of timber, and the sale of the same, and the transportation thereof to market.

               To conduct and carry on the business of general contractors and builders for the purpose of building, erecting, altering, repairing, or doing any other work in connection with any and all classes of buildings and improvements of any kind and nature whatsoever; including the building, rebuilding, alteration, repairing or improvement of public buildings, commercial buildings, hotels, apartment houses, factories, warehouses, cold storage houses, dwellings, works or constructions of every kind and description whatsoever, including the locating, laying out and construction, altering, repairing and maintenance of roads, turnpikes, railroads, streets, avenues, docks, ships, sewers, septic tanks, sewerage systems, bridges, wells, parks, swimming pools, athletic fields, stadiums, airfields, recreation facilities, foundations, wells, excavations, canals, street railways, mine tracks, power plants, manufacturing plants, wholesale plants, water distribution plants, reservoirs, aqueducts, artificial and natural gas distribution systems, pipe lines, and generally in all classes of buildings, erections and works of every kind and character, both public and private, or integral parts thereof, and to have performed civil, mechanical and chemical engineering and architectural work, including the preparation of plans and specifications in expert work, as acting and consulting and superintending engineers and architects, and generally to do and perform any and all works as contractors and builders and with that end in view to solicit, obtain, make, perform and carry out contracts covering the contracting and building business and the work connected therewith.

               To purchase, own, hold, use, maintain, manage, operate, develop, lease, sublease, sell, mortgage, exchange, improve, convey, and otherwise acquire and dispose of, real estate and real property, apartment houses, commercial buildings, office buildings, hotels, factories, warehouses, cold storage houses, refrigeration locker plants, grain elevators, filling stations, manufacturing plants, wholesale plants, dwellings, buildings, works or constructions of every kind and description whatsoever.

               To purchase, own, hold, use, maintain, manage, operate, develop, lease, sublease, sell, mortgage, exchange, improve, convey, and otherwise acquire and dispose of, real and personal property, or any interest or rights therein, together with any buildings and improvements thereon, and all appurtenances, rights, privileges and easements pertaining thereto, and any equipment necessary and convenient for the use and enjoyment of the aforesaid purposes, and to have surveyed and subdivided the real estate into lots, parks, reservations, avenues, streets, and alleys, for the purpose of sale, development, or otherwise, and to do and perform all things necessary and convenient for the development and improvement of the same, for residence, trade or business.

               To transact a general real estate agency and brokerage business; to collect rents, and in general to manage real property for others, and to do all things necessary and convenient for the purposes of conducting said businesses.

               To conduct and carry on a general roofing, sheet metal, air-conditioning, heating and plumbing, insulation, and weather stripping business.

               To conduct and carry on the business of manufacturing, constructing, altering, repairing, setting, maintaining and servicing all kinds of electrical machinery and electrical appliances; and to carry on the business of electricians, electrical engineers and generally deal in all classes of electrical machinery and electrical appliances.

               To conduct and carry on the business of manufacturing, constructing, altering, repairing, selling, maintaining, and servicing all kinds of machinery and equipment of every kind and character; and to carry on the business of machinists, mechanical engineers, and generally deal in all classes of mechanical machinery and appliances of every kind and character.

               To manufacture, buy, sell, trade and deal in all and every kind of material, product, manufactured or unmanufactured, iron, coal, coke, steel, wood, brick, cement, granite, stone and other products and building materials.

               To acquire, own, develop, work, lease, sublease, mortgage, sell and dispose of any mines, mining rights and metalliferous lands, rock quarries, limestone deposits, sandstone deposits, sand deposits, gravel deposits, clay deposits, topsoil, coal, oil and gas and mining rights thereof, and all other minerals and mining rights thereof, or any interest therein, and to explore, work, exercise, develop and turn to account the same.

               To crush, win, get, quarry, smelt, calcine, refine, dress, amalgamate, manipulate and prepare for market ore, metal and mineral substances of all kinds and to carry on any other metallurgical operations which may seem conducive to any of the company's objects.

               To buy, acquire, hold, use, employ, mortgage, convey, lease and dispose of patent rights, letters patent, copyrights, processes, devices, inventions, trademarks, formulae, good will and other rights.

               To purchase, acquire, hold and dispose of stocks, bonds, and other obligations, including judgments, interest accounts or debts of any corporation, domestic or foreign, owning or controlling any articles which are or might be or become useful in the business of this company and to purchase, acquire, hold and dispose of stocks, bonds, or other obligations, including judgments, interests, accounts or debts of any corporations, domestic or foreign, engaged in a business similar to that of this company, or engaged in the manufacture, use or sale of property or in the construction or operation of works necessary or useful in the business of this company, or in which, or in connection with which, the manufactured articles, product or property of this company may be used, or of any corporation with which this corporation is or may be authorized to consolidate according to law, and this company may issue in exchange therefor the stock, bonds, or other obligations of this company.

               To own, operate and conduct a general wholesale business, or a chain of wholesale businesses, and all such other businesses incident thereto or connected therewith, and a general retail business, or a chain of retail businesses, for the purpose of buying and selling mining machinery, equipment and supplies of every kind and character, oil and gas well supplies, builders' supplies, electrical supplies, sheet metal supplies, air conditioning supplies, agricultural supplies, paints, chemicals, oils, gasoline, automobile supplies, office supplies, store equipment, hotel equipment, bank supplies, radios, musical instruments, feeds, flour, fertilizer, farm implements, farm supplies, of all kinds and character, plumbing supplies, heating supplies, electrical refrigeration supplies, groceries, foods, produce, bakery products, dairy products, farm products, tobacco, cigars, cigarettes, snuff, candy, confectioneries, ice, ice cream, fruit syrups, chocolate, chewing gum, notions, drugs, playing cards, soft drinks, peanut butter, medicines, sanitary supplies, peanut butter sandwiches, peanuts, fruits, nuts, grains, cereals, meats, hay, books, school supplies, stationery, glassware, crockery, pottery, queensware, jewelry, shoes, boots, toys, millinery, hardware, leather goods, sporting goods, carpets, rugs, decorations, furniture, roofing supplies, and all other articles of machinery, equipment, supplies, food products and merchandise necessary and convenient for dress, personal and household use and use in agriculture, mining and manufacturing, and building and construction work.

               To manufacture, lease, buy, sell and deal in the aforesaid lines of mining machinery, equipment, supplies of every kind and character, food products and merchandise.

               To do a general business as commission merchant, broker, selling agent or factor, for the purpose of buying, selling, dealing in or selling on commission, or otherwise, any of the aforesaid lines of mining machinery, electrical equipment, supplies, products and merchandise of every kind and character.

               To conduct and carry on the business of manufacturing, buying, selling and dealing in building supplies of every kind and character, alkalies and chemicals of all kinds, and all articles and things used in the manufacture, maintenance and working thereof, and also all apparatus and implements and things for use either alone or in connection with the products of which they are ingredients, or in the manufacture of which they are a factor.

               To buy, sell and deal in at retail or wholesale automobiles, trailers, buses, trucks, tractors, motorcycles, bicycles, airplanes, and all other means of conveyance and transportation, and all parts and accessories thereof, and to carry on any trade or business incident thereto or connected therewith.

               To conduct a general insurance agency and bond business and insurance brokerage business, consisting of fire, casualty, plate glass, steam boilers, elevator, accident, fidelity, debt, burglary, physician's defense, marine, credit and life insurance, and all other kinds of insurance on property.

               To build, own, acquire, lease, sell, operate and maintain stores, showrooms, buildings, houses, plots, warehouses, depots, garages, trucks, trailers, and any other kind of equipment for transportation of products, power shovels, bulldozers, and any other equipment or appliance that may be necessary or convenient in connection with the operation of any of the aforesaid lines of business.

               To own, operate and conduct a general storage and warehouse business, for compensation, for the public generally, for the purpose of storage of all kinds of personal property of every kind and character.

               To transact a general real estate agency and brokerage business.

               To buy, sell, own, rent and convey property, both personal and real, as the same is necessary and convenient for the purposes of carrying on any and all of the aforesaid lines of business.

               To acquire, own, operate, lease and sublease a general outdoor advertising business, including billboards, signs and posters of every kind and description, and to do and perform all kinds of public advertising for persons, fires and corporations.

               To do all things generally that may be necessary to conduct any of the aforesaid lines of business.

          SIXTH: The amount of authorized capital stock of Low Volatile Coals, Inc., a corporation, upon the date of this Agreement is Four Hundred Thousand Dollars ($400,000.00), consisting of four thousand (4000) shares of common stock of the par value of One Hundred Dollars ($100.00) per share; and all of said stock has been issued and outstanding and is now owned and held by the following stockholders of Low Volatile Coals, Inc. as of October 6, 1967, in the following respective stock ownerships:

                                            Shares
                                            ------

          Vecellio & Grogan Incorporated     1,750
          Southern Coals Corporation         1,500
          Leo Vecellio                         235
          Leo Vecellio, Jr.                     20
          Enrico Charles Vecellio               20
          Patricia Anne Vecellio                20
          Erma V. Grogan                        50
          Malcolm F. Smith                      50
          Wilfred H. Smith                      50
          James C. Justice                      50
          Al Janutolo                           50
          Howard E. Lane                        50
          Donald R. Basham                      75
          Irwin B. Wall                         20
          Shoals, Inc.                          60
                                             -----
                                             4,000


          SEVENTH: Since Low Volatile Coals, Inc. owns all of the 2800 shares of stock of Sterling Smokeless Coal Company and Low Volatile Coals, Inc. is in fact the parent company of Sterling Smokeless Coal Company, the stockholders, of Low Volatile Coals, Inc. have in fact an ownership interest in and to the underlying assets of Sterling Smokeless Coal Company; and if the merger is accomplished on the target date on October 31, 1967, by the merger of Sterling Smokeless Coal Company into Low Volatile Coals, Inc. and Low Volatile Coals, Inc. merges Sterling Smokeless Coal Company into itself, and Low Volatile Coals, Inc.

thereby becomes the surviving corporation, the aforesaid 2800 shares of stock in Sterling Smokeless Coal Company owned by Low Volatile Coals, Inc. shall be surrendered, retired and cancelled. Low Volatile Coals, Inc. would then succeed to all the corporate objects, powers, rights, privileges and purposes of Sterling Smokeless Coal Company and retain all of its present objects, powers, rights, privileges and purposes. The merged corporation or surviving corporation, Low Volatile Coals, Inc., would continue its operations with the same respective stockholders, each holding the same respective number of shares of stock in such surviving corporation; provided, however, if it should be determined by the stockholders and boards of directors of both constituent corporations that it was for the best interests and welfare of both constituent corporations that the name of the surviving corporation be changed from Low Volatile Coals, Inc. to Sterling Smokeless Coal Company; that in that event a new stock certificate book be obtained in the amended name of Sterling Smokeless Coal Company for the surviving corporation, with an authorized capital stock of Four Hundred Thousand Dollars ($400,000.00), as evidenced by four thousand
(4000) shares of common stock of the par value of One Hundred Dollars ($100.00) per share; and that upon accomplishing the merger on October 31, 1967, that the board of directors of the surviving corporation, with the changed name to Sterling Smokeless Coal Company, direct, authorize and empower the president and secretary to issue and deliver to the aforesaid respective stockholders of the surviving corporation, Low Volatile Coals, Inc., their aforesaid corresponding numbers of shares of stock in the name of Sterling Smokeless Coal Company, the amended name of the surviving corporation, in such size stock certificates as requested by the respective owners of said stock, upon the surrender by each of said stockholders of the constituent corporation, Low Volatile Coals, Inc., of all their aforesaid shares of stock in such

Low Volatile Coals, Inc. with properly executed certificates of assignments to Sterling Smokeless Coal Company, the amended name of the surviving corporation, Low Volatile Coals, Inc., of all of the stock certificates evidencing all of the four thousand (4000) shares of stock of Low Volatile Coals, Inc., for retirement and cancellation.

          EIGHTH: The bylaws of Low Volatile Coals, Inc., as they shall exist on the date of this Agreement, shall be and remain the bylaws of Sterling Smokeless Coal Company, the amended name of the Surviving Corporation, Low Volatile Coals, Inc., until the same shall be altered, amended or repealed, as therein provided.

          NINTH: The names and addresses of the Directors of Sterling Smokeless Coal Company, the amended name of the Surviving Corporation, Low Volatile Coals, Inc., who shall hold office until the annual meeting of stockholders and until the election and qualification of their successors are as follows:

          Leo Vecellio                         508 South Kanawha Street
                                                  Beckley, West Virginia

          James C. Justice                     805 Northwestern Avenue
                                                  Beckley, West Virginia

          Wilfred H. Smith                       104 Maxwell Hill Road
                                                  Beckley, West Virginia

          Upon the effective date of this Agreement, the officers of Low Volatile Coals, Inc., now serving as officers of Low Volatile Coals, Inc., will continue to serve as officers of Sterling Smokeless Coal Company, the amended name of the Surviving Corporation, Low Volatile Coals, Inc., until their successors are selected as provided by the bylaws of Low Volatile Coals, Inc., now by amendment of name, Sterling Smokeless Coal Company.

          TENTH: On the effective date of this Agreement, Sterling Smokeless Coal Company, the amended name of the Surviving Corporation, Low Volatile Coals, Inc., shall, without other transfer, succeed to and possess all the rights, capacity, privileges, powers, franchises and immunities, and be subject to all the restrictions, disabilities, liabilities, obligations and duties of each of the said constituent corporations, and all and singular, the rights, privileges, powers, franchises and immunities of each of said constituent corporations, and all property, real, personal and mixed, and all debts, obligations and liabilities due to either of the said constituent corporations on whatever account shall be vested in Sterling Smokeless Coal Company, the amended name of the Surviving Corporation, Low Volatile Coals, Inc., and all property, leases, rights, privileges, powers, franchises and immunities, and all and every other interest, shall be thereafter as effectually the property of Sterling Smokeless Coal Company, the amended name of the Surviving Corporation, Low Volatile Coals, Inc., as they were of the said respective constituent corporations, and the title to any real estate vested by deed or otherwise in either of the said constituent corporations, shall not revert or be in any way impaired by reason of the merger or the statute providing therefor, provided that all rights of creditors and all liens upon any property of each of the said constituent corporations shall be preserved impaired, limited to the property affected by such liens at the time of such merger, and all debts, liabilities and duties of the respective constituent corporations shall henceforth attach to Sterling Smokeless Coal Company, the amended name of the Surviving Corporation, Low Volatile Coals, Inc., and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it in its amended name of Sterling Smokeless Coal Company, a corporation.

          ELEVENTH: This Agreement shall be submitted to the respective stockholders of the Constituent Corporations, as provided by law, and upon the adoption thereof by the requisite two-thirds (2/3) votes of the stockholders of each of the Constituent Corporations, as provided by law, then due certification of such adoption and approvals shall be made on this Agreement by the Secretary of each such corporation, under the seals thereof, and the Agreement so adopted, approved and certified, shall be signed by the president and secretary of each such corporation, under the corporate seals thereof, and acknowledged by the president of each such corporation, and the Agreement, so certified, executed and acknowledged, shall be filed in the Office of the Secretary of State and shall thence be taken and deemed to be the Agreement and act of merger of said corporations into the Surviving Corporation, Low Volatile Coals, Inc., and by change of name to Sterling Smokeless Coal Company, a corporation, as the Surviving Corporation, and this Agreement shall take effect and be deemed and taken to be the Agreement and act of merger of the said Surviving Corporation, Sterling Smokeless Coal Company, as amended, and the merger shall be and become effective immediately after the close of business on the day of the filing of this Agreement in the Office of the Secretary of State of the State of West Virginia, and a duly certified copy of such Agreement and act of merger by the Secretary of State, under the seal of his office, shall be duly recorded in the Office of the Clerk of the County Court of Raleigh County, West Virginia, as provided by Chapter 31,
Article 1, Section 63 of the Code of West Virginia.

          TWELFTH: The existence of this corporation shall be perpetual.

          THIRTEENTH: Upon the effective date of this Agreement, Sterling Smokeless Coal Company, as chartered by the State of West Virginia on November 18, 1926, shall execute to Sterling Smokeless Coal Company, a corporation, the amended name of the Surviving Corporation, Low Volatile Coals, Inc., a confirmatory deed or deeds to the respective parcels of real estate owned by it, which deed or deeds shall be recorded in the offices of the clerks of the county courts of the respective counties in which such real estate is located, and such deed or deeds shall recite as the consideration therefor this merger and shall be confirmatory of the title of such real estate in Sterling Smokeless Coal Company, a corporation, the amended name of the Surviving Corporation, Low Volatile Coals, Inc. If at any time thereafter Sterling Smokeless Coal Company, a corporation, as amended, as aforesaid, shall deem or be advised that any deeds or further assignments are necessary or desirable to vest, or to perfect or confirm of record, or otherwise, in Sterling Smokeless Coal Company, as amended, the title to any property of Sterling Smokeless Coal Company, as chartered by the State of West Virginia on November 18, 1926, acquired or to be acquired by Low Volatile Coals, Inc., as amended by Sterling Smokeless Coal Company, by reason of or as a result of the merger, Sterling Smokeless Coal Company, as chartered by the State of West Virginia on November 18, 1926, and its proper officers and directors, shall and will execute and deliver any and all such proper deeds and assignments and do all things necessary or proper so to vest, perfect or confirm title to such property in Sterling Smokeless Coal Company, as amended, and to otherwise carry out the purposes of this Agreement.

          FOURTEENTH: Sterling Smokeless Coal Company, as amended, shall pay the expense of carrying this Agreement into effect and of accomplishing the merger, if the same is finally approved by the directors and stockholders of both corporations, and all other requirements of the merger are completed and the same takes effect. If, for any reason, the said merger does not take effect, each corporation shall pay the expenses incurred by it.

          FIFTEENTH: Upon the effective date of this Agreement, the separate existence of Sterling Smokeless Coal Company, as incorporated on November 18, 1926, by the Secretary of State of the State of West Virginia, shall cease, and said corporation shall be merged in accordance with the provisions of this Agreement into Low Volatile Coals, Inc., and by amendment of the name of the Surviving Corporation, Low Volatile Coals, Inc., to Sterling Smokeless Coal Company, into Sterling Smokeless Coal Company, a corporation, which shall survive such merger and continue in existence as such Surviving Corporation.

          IN WITNESS WHEREOF, this Agreement of Merger has been executed by the board of directors of each of the Constituent Corporations, and the corporate seal of each of the Constituent Corporations has been hereunto affixed and attested by the secretary of each of the Constituent Corporations, as of the day and year first above written.

                                        FOR LOW VOLATILE COALS, INC.

                                                  [Executed]
                                        --------------------------------
                                        Being all of the Board of Directors
                                        of Low Volatile Coals, Inc.



                                                  [Executed]
                                        --------------------------------



                                                  [Executed]
                                        --------------------------------


(Corporate Seal)

ATTEST:

      [Executed]
-----------------------------
      Secretary

                               FOR STERLING SMOKELESS COAL COMPANY


                                            [Executed]
                               -----------------------------------------


                                            [Executed]
                               -----------------------------------------


                                            [Executed]
                               -----------------------------------------


                                            [Executed]
                               -----------------------------------------
                               Being all of the Board of Directors of
                               Sterling Smokeless Coal Company.



(Corporate Seal)

ATTEST:

           [Executed]
    -------------------------------
              Secretary

          I, Wilfred H. Smith, Secretary of Sterling Smokeless Coal Company, corporation, organized on the 18th day of November, 1926, and existing under the laws of the State of West Virginia, do hereby certify as such Secretary and under the seal of said corporation, that the Agreement of Merger on which this certificate is made was duly submitted to and considered by the stockholders of Sterling Smokeless Coal Company, a corporation, at a special meeting of said stockholders duty called separately in the manner provided by law for the purpose of considering said Agreement of Merger, and duly held on the 31st day of October, 1967, after publication of a notice of special meeting of stockholders of Sterling Smokeless Coal Company in the issues of October 9, 1967, and October 19, 1967, in the Beckley Post-Herald, a newspaper published in Raleigh County, wherein the respective principal offices of Sterling Smokeless Coal Company, a corporation, and Low Volatile Coals, Inc., a corporation, are located, and after a copy of such notice was mailed on October 6, 1967, to the last known post office address of each stockholder of Sterling Smokeless Coal Company, a corporation, more than twenty (20) days prior to the date of such meeting; and after a letter dated October 6, 1967, addressed to all the stockholders of Sterling Smokeless Coal Company, signed by all the members of the Board of Directors of Sterling Smokeless Coal Company, calling such special meeting of said stockholders for the purpose of considering said Agreement of Merger, was mailed on October 6, 1967, to the last known post office address of each such stockholder, as required by the bylaws of the corporation, more than twenty (20) days prior to the date of such meeting; that at such meeting said agreement was considered by the stockholders, and a vote by ballot was taken in person and by proxy for the adoption or rejection of the same; that the votes of stockholders representing more than two-thirds (2/3) of the total number of shares of the capital stock of said corporation, issued and outstanding, at said time were cast for the adoption of such agreement; that all the stockholders and members of the board of directors of both constituent corporations have determined that it is for the best interests and welfare of both constituent corporations that the name of the surviving corporation in this merger be changed from Low Volatile Coals, Inc. to Sterling Smokeless Coal Company; that the name of the surviving corporation of
                                 ---------------------------------------------
Low Volatile Coals, Inc., a corporation, be, and the same was, thereby amended
------------------------------------------------------------------------------
and changed to Sterling Smokeless Coal Company, a corporation; and that said
-------------------------------------------------------------
Agreement of Merger was at said meeting duly adopted as aforesaid.

          WITNESS my hand and the seal of said Sterling Smokeless Coal Company, a corporation, this 31st day of October, 1967.

                                                [Executed]
                               -----------------------------------------------
                               Secretary of Sterling Smokeless Coal Company, a corporation incorporated November 18, 1926.


(Corporate Seal)

          I, Wilfred H. Smith, Secretary of Low Volatile Coals, Inc., a corporation, organized and existing under the laws of the State of West Virginia, do hereby certify as such Secretary and under the seal of said corporation, that the Agreement of Merger on which this certificate is made was duly submitted to and considered by the stockholders of Low Volatile Coals, Inc., a corporation, at a special meeting of said stockholders duly called separately in the manner provided by law for the purpose of considering said Agreement of Merger, and duty held on the 31st day of October, 1967, after publication of a notice of special meeting of stockholders of Low Volatile Coals, Inc. in the issues of October 9, 1967, and October 19, 1967, in the Buckley Post-Herald, a newspaper published in Raleigh County, wherein the respective principal offices of Low Volatile Coals, Inc., a corporation, and Sterling Smokeless Coal Company, a corporation, are located, and after a copy of such notice was mailed on October 6, 1967, to the last known post office address of each stockholder of Low Volatile Coals, Inc., a corporation, more than twenty
(20) days prior to the date of such meeting; and after a letter dated October 6, 1967, addressed to all the stockholders of Low Volatile Coals, Inc., signed by Leo Vecellio, President, calling such special meeting of said stockholders for the purpose of considering said Agreement of Merger, was mailed on October 6, 1967, to the last known post office address of each such stockholder, as required by the bylaws of the corporation, more than twenty (20) days prior to the date of such meeting; that at such meeting said agreement was considered by the stockholders, and a vote by ballot was taken in person and by proxy for the adoption or rejection of the same; that the votes of stockholders representing more than two-thirds (2/3) of the total number of shares of the capital stock of said corporation, issued and outstanding, at said time were cast for the adoption of such agreement; that all the stockholders and members of the board of directors of both constituent corporations have determined that it is for the best interests and welfare of both constituent corporations that the name of the surviving corporation in this merger be changed from Low Volatile Coals, Inc. to Sterling Smokeless Coal Company; that the name of the surviving corporation of Low Volatile Coals, Inc.,
         -----------------------------------------------------------------------
a corporation, be, and the same was, thereby amended and changed to Sterling
----------------------------------------------------------------------------
Smokeless Coal Company, a corporation; and that said Agreement of Merger was at
-------------------------------------
said meeting duly adopted as aforesaid.

          WITNESS my hand and the seal of said Low Volatile Coals, Inc., a corporation, this 31st day of October, 1967.


                                                [Executed]
                                     ------------------------------------------
                                     Secretary of Low Volatile Coals, Inc., a
(Corporate Seal)                     corporation


          WITNESS my hand and seal of said Sterling Smokeless Coal Company, a corporation, the amended name of the surviving corporation, Low Volatile Coals, Inc. on October 31, 1967, this 31st day of October, 1967.


(Corporate Seal)                                [Executed]
                                     ------------------------------------------
                                     Secretary of Sterling Smokeless Coal
                                     Company, a corporation, the amended name of the surviving corporation, Low Volatile Coals, Inc., on October 31, 1967.

          The above and foregoing Agreement of Merger, having been authorized by all of the directors and executed by all of the board of directors and by the duly authorized officers under the corporate seal of each corporate party thereto, and having been duly submitted to and considered by the stockholders of each corporate party thereto, at a special meeting thereof separately called and held, in accordance with the statutes of the State of West Virginia, and having been duly adopted by the votes cast by ballot of the stockholders of each corporate party thereto, representing more than two-thirds (2/3) of the total number of issued and outstanding shares of the capital stock of each corporate party, all in accordance with the statutes of the State of West Virginia; and the fact that all the stockholders and members of the board of directors of both constituent corporations have determined that it is for the best interests and welfare of both constituent corporations that the name of the surviving corporation in this merger be changed from Low Volatile Coals, Inc. to Sterling Smokeless Coal Company; that the name of the surviving corporation of Low
                        -------------------------------------------------
Volatile Coals, Inc., a corporation, be, and the same was, thereby amended and
------------------------------------------------------------------------------
changed to Sterling Smokeless Coal Company, a corporation; and that the
---------------------------------------------------------
foregoing facts having been certified on said Agreement of Merger by the Secretary of Low Volatile Coals, Inc., a West Virginia corporation, and by the Secretary of Sterling Smokeless Coal Company, a West Virginia corporation, and by the Secretary of Sterling Smokeless Coal Company, a corporation, amended name of the surviving corporation of Low Volatile Coals, Inc., on October 31, 1967, under the respective corporate seals of each said corporate party, the President and Secretary of Low Volatile Coals, Inc., a corporation, the President and Secretary of Sterling Smokeless Coal Company, incorporated on November 18, 1926, and the President and Secretary of Sterling Smokeless Coal Company, the amended name of the surviving corporation, Low

Volatile Coals, Inc., on October 31, 1967, do now sign the said Agreement of Merger under the respective corporate seals of each such corporation by authority of the board of directors and stockholders thereof as the respective act, deed and agreement of each of said corporations, on the 31st day of October, 1967.

         [Executed]                                    [Ececuted]
------------------------------          ---------------------------------------
President of Sterling Smoke-            President of Low Volatile Coals,
less Coal Company, a corp-              Inc., a corporation.
oration, amended name of
surviving corporation, Low
Volatile Coals, Inc., on                               [Executed]
                                        ---------------------------------------
October 31, 1967.                       Secretary of Low Volatile Coals,
                                        Inc., a corporation.

         [Executed]                                      [Executed]
-----------------------------           ---------------------------------------
Secretary of Sterling Smoke-            President of Sterling Smokeless
less Coal Company, a corporation,       Coal Company, incorporated on
amended name of surviving               November 18, 1926.
corporation, Low Volatile Coals,
Inc., on October 31, 1967.                               [Executed]
                                        ---------------------------------------
                                        Secretary of Sterling Smokeless
                                        Coal Company, incorporated on
                                        November 18, 1926.

STATE OF WEST VIRGINIA,

COUNTY OF RALEIGH, SS:

          I, Beulah Pulliam, a Notary Public in and for said county and state aforesaid, do hereby certify that Leo Vecellio, the President of Low Volatile Coals, Inc., a West Virginia corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing Agreement of Merger as such president, and is personally known to me to be the president of such corporation, appeared before me this day in person and acknowledged that he signed, sealed and delivered the said Agreement of Merger as his free and voluntary act as such president and as the free and voluntary act, deed and agreement of said corporation, to wit, Low Volatile Coals, Inc., for the uses and purposes therein set forth, and further acknowledged said Agreement of Merger to be the free and voluntary act, deed and agreement of said corporation, and to have been authorized by the board of directors of said corporation, and to have been adopted by the affirmative votes (cast by ballot at a special meeting of the stockholders of said corporation duly called and held according to the statutes of the State of West Virginia governing the merger of corporations) of the stockholders representing more than two-thirds (2/3) of the total number of the issued and outstanding shares of capital stock of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal on this 31st day of October, 1967.

          My commission expires:  March 1, 1969.

                                                     [Executed]
                                          ---------------------------------
                                                Notary Public of Raleigh
(Notarial Seal)                                 County, West Virginia.

STATE OF WEST VIRGINIA,

COUNTY OF RALEIGH, SS:

          I, Beulah Pulliam, a Notary Public in and for said county and state aforesaid, do hereby certify that Leo Vecellio, the President of Sterling Smokeless Coal Company, a West Virginia corporation, incorporated on November 18, 1926 who is personally known to me to be the same person whose name is subscribed to the foregoing Agreement of Merger as such president, and is personally known to me to be the president of such corporation, appeared before me this day in person and acknowledged that he signed, sealed and delivered the said Agreement of Merger as his free and voluntary act as such president and as the free and voluntary act, deed and agreement of said corporation, to wit, Sterling Smokeless Coal Company, a West Virginia corporation, incorporated on November 18, 1926, for the uses and purposes therein set forth, and further acknowledged said Agreement of Merger to be the free and voluntary act, deed and agreement of said corporation, and to have been authorized by the board of directors of said corporation, and to have been adopted by the affirmative votes (cast by ballot at a special meeting of the stockholders of said corporation duly called and held according to the statutes of the State of West Virginia governing the merger of corpora tions) of the stockholders representing more than two-thirds (2/3) of the total number of the issued and outstanding shares of capital stock of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal on this 31st day of October, 1967.

          My commission expires:  March 1, 1969.

                                    /s/Beulah Pulliam
                                    --------------------------------------
                                    Notary Public of Raleigh
          (Notarial Seal)           County, West Virginia.

STATE OF WEST VIRGINIA,

COUNTY OF RALEIGH, SS:

          I, Beulah Pulliam, a Notary Public in and for said county and state aforesaid, do hereby certify that Leo Vecellio, the President of Sterling Smokeless Coal Company, a corporation, amended name of the surviving corporation, Low Volatile Coals, Inc., on October 31, 1967, who is personally known to me to be the same person whose name is subscribed to the foregoing Agreement of Merger as such president, and is personally known to me to be the president of such corporation, appeared before me this day in person and acknowledged that he signed, sealed and delivered the said Agreement of Merger as his free and voluntary act as such president and as the free and voluntary act, deed and agreement of said corporation, to wit, Sterling Smokeless Coal Company, a corporation, amended name of the surviving corporation, Low Volatile Coals, Inc. on October 31, 1967, for the uses and purposes therein set forth, and further acknowledged said Agreement of Merger to be the free and voluntary act, deed and agreement of said corporation, and to have been authorized by the board of directors of said corporation, and to have been adopted by the affirmative votes (cast by ballot at a special meeting of the stockholders of said corporation duly called and held according to the statutes of the State of West Virginia governing the merger of corporations) of the stockholders representing more than two-thirds (2/3) of the total number of the issued and outstanding shares of capital stock of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal on the 31st day of October, 1967.
My commission expires:  March 1, 1969.

                                      /s/Beulah Pulliam
                                      ------------------------------------
                                             Notary Public of Raleigh
(Notarial Seal)                              County, West Virginia.

The foregoing Agreement of Merger,
together with all certificates
attached thereto, was prepared by:

          Floyd M. Sayre
          Attorney at Law
          Room 613 Raleigh County Bank Building
          Main Street
          Beckley, West Virginia

                            STATE OF WEST VIRGINIA
                                  CERTIFICATE

          I, ROBERT D. BAILEY, Secretary of State of the State of West Virginia, hereby certify that:

the foregoing AGREEMENT OF MERGER, dated the 6th day of October, 1967, duly certified, executed, signed, sealed and acknowledged, between LOW VOLATILE COALS, INC. and STERLING SMOKELESS COAL COMPANY, both being corporations created, organized and existing under the laws of the State of West Virginia, providing for a merger of STERLING SMOKELESS COAL COMPANY with and into LOW VOLATILE COALS, INC., was duly filed in my office on the 1st day of November, 1967, as required by law, and that by virtue thereof and pursuant to the provisions of Chapter 31, Article 1, Section 63, Code of West Virginia, 1931, as amended, said LOW VOLATILE COALS, INC. is the continuing, resulting and surviving corporation which changed its name in said agreement of merger to STERLING SMOKELESS COAL COMPANY, and chief works located at Whitby, Raleigh County, West Virginia, and shall have the right of perpetual existence unless sooner dissolved by law.

                          Given under my hand and the Great Seal of the said
(G. S.) State, at the City of Charleston, this first day of November, 1967

                                         Robert D. Bailey,
                                         Secretary of State